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                                                                      Exhibit 15





                                                 December 27, 1994

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Re:  AirTouch Communications, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We are aware that our reports dated May 6, 1994, July 26, 1994, and November 9, 1994 on our review of interim financial information of AirTouch Communications for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                 Very truly yours,



                                                 /s/ Coopers and Lybrand L.L.P.
                                                 ------------------------------
                                                 Coopers and Lybrand L.L.P.



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